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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

METASOLV, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On October 23, 2006, MetaSolv, Inc. announced that it had entered into an agreement and plan of merger with Oracle Systems Corporation and Marine Acquisition Corporation pursuant to which Oracle will acquire MetaSolv through a cash merger for $4.10 per share.

This document contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly, those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to MetaSolv as of today’s date, and MetaSolv does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of MetaSolv or the combined company and actual results may vary materially from the results and expectations discussed. For instance, while MetaSolv and Oracle have signed an agreement to merge, there is no assurance that they will complete the proposed merger. In the event the companies do not receive necessary approval of MetaSolv’s stockholders or government approvals or fail to satisfy conditions to closing, the merger agreement will terminate. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of MetaSolv into Oracle’s business, and each company’s ability to compete in the highly competitive software industry. The revenues, earnings and business prospects of MetaSolv and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, the variance of quarterly operating results; MetaSolv’s ability to successfully manage and integrate acquisitions; MetaSolv’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; MetaSolv’s continued use of strategic relationships; its ability to manage growth; MetaSolv’s international operations; its ability to meet customer expectations; the quality of MetaSolv’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and MetaSolv’s ability to reduce its cost structure. These and other risks are identified from time to time in MetaSolv’s SEC reports and public announcements.

This filing consists of a communication to employees regarding integration planning in connection with the proposed merger.

* * * * * * * *

CONFIDENTIAL

Integration Update #4

MetaSolv Colleagues:

Integration planning is progressing well. The Oracle-MetaSolv integration planning team has started the process to plan to align MetaSolv employees into the Oracle structure and we expect to complete the first phase of this process this week. The teams are also working to organize a town hall for the CALA region. We will provide you the date as soon as possible.

MetaSolv is now in the process of seeking shareholder approval for the transaction. The definitive shareholder proxy information was distributed to MetaSolv shareholders last week and the shareholder vote is currently scheduled for December 15th. Oracle and MetaSolv team members have done an exceptional job to get us to this point in the process. We are planning for deal closure to also occur as quickly as possible after shareholder vote on December 15th and offer letters to be extended prior to the end of December. (Offer letters are applicable to US employees only.)

We encourage you to keep sending your questions to InfoLine, with the assurance that we are doing our best to provide you with answers. We will continue to provide regular updates on the integration status, as well as share with you answers to outstanding questions as they become available. We received an answer this week regarding the PTO banks for US employees and it is found below. We have also attached the latest general FAQ that contains many of the answers to current questions that were provided to the InfoLine.

We continue to update the MetaWeb as we get new information and FAQs, so please reference this resource on an ongoing basis.

Curtis

InfoLine Questions and Answers:

(Q) What happens to my current year PTO accrual and PTO Bank? (Applicable to US employees only.)

(A) Oracle will honor both your PTO accrual and PTO bank – both accounts will transfer with you when you become an Oracle employee – this is the same whether you are offered a permanent role or a transitionary role.

However, the PTO accrual and the PTO bank will be treated differently.

Your current year PTO accrual will be rolled over to the Oracle Vacation account at the time of your formal transition to Oracle (also referred to as legal entity combination) and becomes your Accrued Vacation at Oracle.

If you have a PTO bank with MetaSolv (hours which you have accumulated from unused PTO from previous years), this will also be transferred to Oracle. It will continue as a separate legacy MetaSolv PTO Bank. You will be required to use up these days within the first 12 months of your employment at Oracle. During the first 90 days of your employment with Oracle, you will be required to plan with your manager how you are going to use these days. You will be able to use up your legacy MetaSolv PTO Bank before you use your Oracle Vacation Account. Note: Unlike MetaSolv, you do not have to use your PTO or Vacation hours for sick days off. More information about Oracle’s Leave policies will be available after the Close.

As was the case at MetaSolv, any remaining balance in the legacy MetaSolv PTO bank will NOT be cashed out at the time of an employee’s termination.

(Q) What is the Oracle bonus structure?

(A) Oracle has a Global Bonus Plan for exempt employees who are not eligible for other variable plans. It is on a 12 month cycle. Payout is typically based on company performance, group or team performance, individual performance and employee job level.

(Q) Will we continue to get the same percentage in our bonus plan? How will objectives for our bonus plans be set?

(A) Under the Oracle Global Performance Bonus Plan (GPBP), Oracle management reviews all eligible employees’ performance for possible cash bonus rewards. Bonuses are not considered entitlements and are distributed at the sole discretion of the company. Consideration for this discretionary bonus payout may be based on:

•	Company performance,

•	Your group’s performance;

•	Your individual performance;

•	Your current job level; and

•	Management discretion and approval.

In general, nonexempt employees or employees on any other bonus plan, including Sales, Sales Consulting, Instructor or Consulting compensation plans, are not eligible for the Global Performance Bonus Plan (GPBP).

Legal Notices

MetaSolv filed with the SEC a definitive proxy statement to be used by MetaSolv to solicit the approval of its stockholders for the proposed merger on November 21, 2006. MetaSolv may also file other documents concerning the proposed merger. You are urged to read the proxy statement regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can obtain a free copy of the proxy statement, as well as other filings containing information about MetaSolv at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: MetaSolv Investor Relations, 5556 Tennyson Parkway, Plano, Texas 75024, or by telephone (972) 403-3000.

MetaSolv and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MetaSolv in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading MetaSolv’s definitive proxy statement dated April 10, 2006 in connection with MetaSolv’s annual meeting of stockholders held on May 9, 2006 and by reading the proxy statement regarding the proposed merger that was filed November 21, 2006

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